                                                                 Exhibit 4(h)(2)

                               XEROX CORPORATION,

                                   as ISSUER,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as TRUSTEE

                                    INDENTURE

                          Dated as of January 17, 2002

                          9 3/4% Senior Notes due 2009

                              (Denominated in Euro)

                                XEROX CORPORATION

                      RECONCILIATION AND TIE BETWEEN TRUST
                       INDENTURE ACT OF 1939 AND INDENTURE

Trust Indenture                                              Indenture
Act Section                                                  Section

Section 310      (a)(1)                                        607
                 (b)                                           604, 608(d), 1204
Section 311                                                    604
Section 312                                                    701
                 (b)                                           701
                 (c)                                           107
Section 313                                                    101
                 (a)                                           702
                 (c)                                           601, 702, 703
Section 314      (a)(4)                                        1005
Section 315      (a)                                           602
                 (b)                                           602
                 (c)                                           602
                 (d)                                           602
                 (e)                                           608(d)
Section 316      (c)                                           105(d)

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

Section                                                                   Page

PARTIES                                                                     1
RECITALS OF THE COMPANY                                                     1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.       Definitions.                                             1
SECTION 102.       Rules of Construction.                                  30
SECTION 103.       Compliance Certificates and Opinions.                   31
SECTION 104.       Form of Documents Delivered to Trustee.                 31
SECTION 105.       Acts of Holders.                                        32
SECTION 106.       Notices, etc., to Trustee and Company.                  33
SECTION 107.       Notice to Holders; Waiver.                              33
SECTION 108.       Effect of Headings and Table of Contents.               34
SECTION 109.       Successors.                                             34
SECTION 110.       Separability Clause.                                    34
SECTION 111.       Benefits of Indenture.                                  34
SECTION 112.       GOVERNING LAW.                                          34
SECTION 113.       Conflict with Trust Indenture Act.                      35
SECTION 114.       Legal Holidays.                                         35
SECTION 115.       Unclaimed Money; Prescription.                          35
SECTION 116.       No Recourse Against Others.                             36
SECTION 117.       Multiple Originals.                                     36
SECTION 118.       No Adverse Interpretation of Other Agreements.          36
SECTION 119.       Judgment Currency.                                      36

                                   ARTICLE TWO

                                   NOTE FORMS

SECTION 201.       Forms Generally.                                        37

                                  ARTICLE THREE

                                    THE NOTES

SECTION 301.       Title and Terms.                                        38
SECTION 302.       Denominations.                                          39
SECTION 303.       Execution, Authentication, Delivery and Dating.         39
SECTION 304.       Temporary Notes.                                        40
SECTION 305.       Registrar and Paying Agent.                             40
SECTION 306.       Registration of Transfers and Exchanges.                41
SECTION 307.       Mutilated, Destroyed, Lost and Stolen Notes.            42
SECTION 308.       Payment of Interest; Interest Rights Preserved.         43
SECTION 309.       Persons Deemed Owners.                                  44
SECTION 310.       Cancellation.                                           44
SECTION 311.       Computation of Interest.                                44
SECTION 312.       Book-Entry Provisions for Global Notes.                 45

SECTION 313.       Special Transfer Provisions.                              46
SECTION 314.       "CUSIP", "ISIN" and "Common Code" Numbers.                49
SECTION 315.       Issuance of Additional Notes.                             50
SECTION 316.       Deposit of Moneys; Payments.                              50
SECTION 317.       Paying Agent To Hold Money in Trust.                      51

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.       Satisfaction and Discharge of Indenture.                  51
SECTION 402.       Application of Trust Money.                               52

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.       Events of Default.                                        52
SECTION 502.       Acceleration of Maturity; Rescission and Annulment.       54
SECTION 503.       Collection of Indebtedness and Suits for Enforcement
                       by Trustee.                                           55
SECTION 504.       Trustee May File Proofs of Claim.                         55
SECTION 505.       Trustee May Enforce Claims Without Possession of Notes.   56
SECTION 506.       Application of Money Collected.                           56
SECTION 507.       Limitation on Suits.                                      57
SECTION 508.       Unconditional Right of Holders to Receive Principal,
                       Premium and Interest.                                 57
SECTION 509.       Restoration of Rights and Remedies.                       58
SECTION 510.       Rights and Remedies Cumulative.                           58
SECTION 511.       Delay or Omission Not Waiver.                             58
SECTION 512.       Control by Holders.                                       58
SECTION 513.       Waiver of Past Defaults.                                  59
SECTION 514.       Waiver of Stay or Extension Laws.                         59

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.       Notice of Defaults.                                       59
SECTION 602.       Certain Rights of Trustee.                                60
SECTION 603.       Trustee Not Responsible for Recitals or Issuance
                      of Notes.                                              61
SECTION 604.       Trustee May Hold Notes.                                   61
SECTION 605.       Money Held in Trust.                                      61
SECTION 606.       Compensation and Reimbursement.                           62
SECTION 607.       Corporate Trustee Required; Eligibility.                  62
SECTION 608.       Resignation and Removal; Appointment of Successor.        62
SECTION 609.       Acceptance of Appointment by Successor.                   64
SECTION 610.       Merger, Conversion, Consolidation or Succession
                      to Business.                                           64

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.       Disclosure of Names and Addresses of Holders;
                      Holders' List.                                         65

SECTION 702.       Reports by Trustee.                                     65


                                  ARTICLE EIGHT

                      CONSOLIDATION, MERGER, SALE OF ASSETS

SECTION 801.       Company May Consolidate, etc., Only on Certain Terms.   65
SECTION 802.       Successor Substituted.                                  67

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.       Supplemental Indentures Without Consent of Holders.     67
SECTION 902.       Supplemental Indentures and Waivers With Consent
                      of Holders.                                          68
SECTION 903.       Execution of Supplemental Indentures.                   69
SECTION 904.       Effect of Supplemental Indentures.                      69
SECTION 905.       Conformity with Trust Indenture Act.                    70
SECTION 906.       Reference in Notes to Supplemental Indentures.          70
SECTION 907.       Notice of Supplemental Indentures.                      70
SECTION 908.       Record Date.                                            70

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.      Payment of Principal, Premium, if any, and Interest.    71
SECTION 1002.      Maintenance of Office or Agency.                        71
SECTION 1003.      Money for Note Payments to Be Held in Trust.            71
SECTION 1004.      Corporate Existence.                                    72
SECTION 1005.      Statement by Officers as to Compliance.                 72
SECTION 1006.      Purchase of Notes Upon a Change of Control.             73
SECTION 1007.      Limitation on Incurrence of Additional Indebtedness.    75
SECTION 1008.      Limitation on Restricted Payments.                      75
SECTION 1009.      Limitation on Asset Sales.                              80
SECTION 1010.      Limitation on Dividend and Other Payment Restrictions
                      Affecting Restricted Subsidiaries.                   84
SECTION 1011.      Limitations on Transactions with Affiliates.            86
SECTION 1012.      Limitation on Liens.                                    87
SECTION 1013.      Subsidiary Guarantees.                                  89
SECTION 1014.      Reports to Holders.                                     90
SECTION 1015.      Suspension Period.                                      91
SECTION 1016.      Calculation of Original Issue Discount.                 91

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

SECTION 1101.      Right of Redemption.                                    92
SECTION 1102.      Applicability of Article.                               93
SECTION 1103.      Election to Redeem; Notice to Trustee.                  93
SECTION 1104.      Selection by Trustee of Notes to Be Redeemed.           93
SECTION 1105.      Notice of Redemption.                                   94
SECTION 1106.      Deposit of Redemption Price.                            94
SECTION 1107.      Notes Payable on Redemption Date.                       95

SECTION 1108.      Notes Redeemed in Part.                                    95

                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.      Company's Option to Effect Legal Defeasance or
                      Covenant Defeasance.                                    95
SECTION 1202.      Legal Defeasance and Discharge.96
SECTION 1203.      Covenant Defeasance.96
SECTION 1204.      Conditions to Legal Defeasance or Covenant Defeasance.     96
SECTION 1205.      Deposited Money and Euro Government Obligations to
                      Be Held in Trust; Other Miscellaneous Provisions.       98
SECTION 1206.      Reinstatement.                                             98
(REVERSE OF NOTE)                                                              5

Exhibits

EXHIBIT A-1      Form of Private Legend                                    A-1-1
EXHIBIT A-2      Form of Global Note Legend                                A-2-1
EXHIBIT B        Form of Note                                              B-1
EXHIBIT C        Form of Investor Letter to be Delivered in
                    Connection with Transfer to Non-QIB
                    Institutional Accredited Investors                     C-1
EXHIBIT D        Form of Transfer Certificate for Transfer to QIB          D-1
EXHIBIT E        Form of Transfer Certificate for Transfer to a
                    Non-U.S. Person                                        E-1

INDENTURE, dated as of January 17, 2002 among XEROX CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called, the "Company"), having its principal office at 800 Long Ridge Road, Stamford, Connecticut 06904, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (herein called, the "Trustee").

                             RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of (euro)225,000,000 in aggregate principal amount of its 9 3/4% Senior Notes due 2009 in the form of Initial Notes (as defined below) and, if and when issued in connection with a registered exchange for such Initial Notes, 9 3/4% Senior Notes due 2009 in the form of Exchange Notes (as defined below) and, if and when issued in connection with a Private Exchange (as defined below) for such Initial Notes, 9 3/4% Senior Notes due 2009 in the form of Private Exchange Notes (as defined below), and such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended.

All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

"Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of property or assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

"Act", when used with respect to any Holder, has the meaning specified in
Section 105.

"Additional Interest" means all Additional Interest then owing pursuant to
Section 4 of the Registration Rights Agreement.

"Additional Notes" means any newly issued 9 3/4% Senior Notes due 2009 issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Section 1007 hereof.

"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

"Agent Members" has the meaning specified in Section 312.

"Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted

Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

"Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of up to $25.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company in accordance with and as permitted by Section 801; (c) any Restricted Payment permitted by Section 1008 or that constitutes a Permitted Investment; (d) the sale, lease, conveyance, disposition or other transfer of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a Person which is not a Subsidiary pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under this Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law; (e) a disposition of obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries; (f) the discounting or compromising by the Company or any Restricted Subsidiary for less than the face value thereof of notes or accounts receivable in order to resolve disputes that occur in the ordinary course of business and not in connection with a factoring or financing transaction; and (g) for purposes of clauses (1) and (2) of Section 1009(a) only, any disposition, sale or transfer of property or assets that are part of the Turnaround Program (excluding any Qualified Receivables Transaction unless in connection with the sale of an entire business in connection with the Turnaround Program).

"Asset Sale Agreement" has the meaning specified in Section 1009.

"Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

"Board of Directors" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

"Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Bund Rate" means (i) the rate borne by direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) having a constant maturity most nearly equal to the period from the Redemption Date to January 15, 2009 and (ii) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the Federal Republic of Germany maturing closest to, but straddling such date in each case as published in the Financial Times.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, London, England and Luxembourg, if and so long as the Notes are listed on the Luxembourg Stock Exchange, are authorized or obligated by law or executive order to close.

"Capital Markets Debt" means any Indebtedness that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act.

"Capital Stock" means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

"Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

"Cash Equivalents" means:

     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the government of any Eligible Jurisdiction or issued by any agency thereof and backed by the full faith and credit of such government, in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

     (3) commercial paper and other securities maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's;

     (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any Eligible Jurisdiction or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

     (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

"Certificated Note" means a definitive Note registered in physical certificated form.

"Change of Control" means the occurrence of one or more of the following events:

     (1) any "person," including its affiliates and associates, other than the Company, its Subsidiaries or the Company's or such Subsidiaries' employee benefit plans, or any "group" files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group has become the "beneficial owner" of 50% or more of the combined voting power of the Company's Capital Stock or other Capital Stock into which the Company's Common Stock is reclassified or changed, with certain exceptions having ordinary power to elect directors, or has the power to, directly or indirectly, elect managers, trustees or a majority of the members of the Company's Board of Directors;

     (2) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Company's Common Stock would be converted into cash, securities or other property, or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

     (3) the Company is dissolved or liquidated.

For purposes of this Change of Control definition:

          (a) "person" or "group" has the meaning given to it for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision;

          (b) a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture; and

          (c) the number of shares of the Company's voting stock outstanding will be deemed to include, in addition to all outstanding shares of the Company's voting stock and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the Change of Control determination is being made, all unissued shares deemed to be held by all other persons.

"Change of Control Offer" has the meaning specified in Section 1006(a).

"Change of Control Payment Date" has the meaning specified in Section 1006(b).

"Clearstream" has the meaning specified in Section 201.

"Code" has the meaning specified in Section 315.

"Commission" means the Securities and Exchange Commission.

"Common Depositary" means Deutsche Bank AG London, or its nominees or their successors.

"Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

"Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

"Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, any Vice Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

"Consolidated EBITDA" means, with respect to any Person, for any period, the sum, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP (without duplication), of:

     (1)  Consolidated Net Income; and

     (2)  to the extent Consolidated Net Income has been reduced thereby:

          (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, or nonrecurring gains or losses, taxes attributable to Asset Sales and taxes attributable to discontinued operations);

          (b) Consolidated Fixed Charges; and

          (c) Consolidated Non-cash Charges.

"Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

     (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

     (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness, without duplication, as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating "Consolidated Fixed Charges":

     (1) for purposes of determining the numerator (but not the denominator) of this "Consolidated Fixed Charge Coverage Ratio," interest income determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter, shall be deemed to have accrued at a fixed rate per annum equal to the applicable rate of interest in effect on the Transaction Date;

     (2) for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter, shall be deemed to have accrued at a fixed rate per annum equal to the applicable rate of interest in effect on the Transaction Date; and

     (3) notwithstanding clause (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

"Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (1) Consolidated Interest Expense; plus

     (2) the amount of all dividends on any series of Preferred Stock of such Person and its Restricted Subsidiaries paid, declared or accrued during such period multiplied, to the extent such dividend payments are not otherwise a deduction to such Person's federal income tax liabilities by a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

"Consolidated Interest Expense" means, with respect to any Person for any period, total interest expense (including that portion attributable to Capitalized Lease Obligations in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in conformity with GAAP.

"Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

     (1) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto;

     (2) after-tax items classified as extraordinary or nonrecurring gains or losses;

     (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

     (4) the net income of any other Person, other than a Restricted Subsidiary of the referent Person, joint ventures described in the definition of Permitted Joint Venture Investments and any joint ventures in which the Company or any Restricted Subsidiary is a party that exists as of the Issue Date, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

     (5) after-tax income or loss attributable to discontinued operations; and

     (6) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

For purposes of determining the Consolidated Fixed Charge Coverage Ratio only, any loss attributable to the Turnaround Program shall also be excluded, provided that any loss, charge or cost described in clause (v) of the definition of Turnaround Program shall only be so excluded to the extent it is non-cash.

"Consolidated Net Worth" means, at any time, as to a given entity (a) the sum of the amounts appearing on the latest consolidated balance sheet of such entity and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, as (i) the par or stated value of all outstanding Capital Stock (including preferred stock), (ii) capital paid- in and earned surplus or earnings retained in the business plus or minus cumulative transaction adjustments, (iii) any unappropriated surplus reserves, (iv) any net unrealized appreciation of equity investment, and (v) minorities' interests in equity of subsidiaries, less (b) treasury stock, plus (c) in the case of the Company, $600.0 million.

"Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation and amortization of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

"Convertible Subordinated Debentures" means the 3.625% Convertible Subordinated Debentures due 2018 of the Company.

"Corporate Trust Office" means a corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479 and c/o The Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041.

"Convertible Trust Preferred Securities" means the $650.0 million aggregate liquidation amount of 8% Convertible Trust Preferred Securities of Xerox Capital Trust I and the $1,035.0 million aggregate liquidation amount of 7 1/2% Convertible Trust Preferred Securities of Xerox Capital Trust II, in each case, as in effect on the Issue Date.

"Covenant Defeasance" has the meaning specified in Section 1202.

"Credit Agreement" means the Revolving Credit Agreement, dated as of October 22, 1997, among the Company, the lenders party thereto in their capacities as lenders thereunder and the agents named therein, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section
1008) or adding Restricted Subsidiaries of the Company as additional borrowers or collateral guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders or investors and whether such Refinancing or replacement is under one or more debt facilities or commercial paper facilities, indenture or other agreements, in each case with banks or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters of credit, together with related documents thereto (including, without limitation, any guaranty agreements and security documents).

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

"Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

"Defaulted Interest" has the meaning specified in Section 308.

"Depositary" means Euroclear and Clearstream or a successor clearing agency to either or both of them.

"Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute an Asset Sale or Change of Control), matures or is mandatorily redeemable (other than such Capital Stock that will be redeemed with Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of an Asset Sale or Change of Control) on or prior to the final maturity date of the Notes.

"Domestic Insignificant Subsidiary" means any Domestic Wholly Owned Restricted Subsidiary that is not a Guarantor other than a Person that is described in
Section 1013(b) hereof.

"Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

"Domestic Wholly Owned Restricted Subsidiary" means a Domestic Restricted Subsidiary that is also a Wholly Owned Restricted Subsidiary.

"Eligible Jurisdiction" means any country in the European Union (as it exists on the Issue Date) or Switzerland.

"ESOP Notes" means the then outstanding 7.89% (7.82% since January 1, 1993) Guaranteed Series B ESOP Notes due October 1, 2002 and the then outstanding Guaranteed ESOP Restructuring Notes due October 1, 2003.

"euro" or "(euro)" means the currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

"Euroclear" has the meaning specified in Section 201.

"Euro Government Obligations" means securities that are (i) direct obligations of an Eligible Jurisdiction for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of an Eligible Jurisdiction, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by an Eligible Jurisdiction, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Euro Government Obligation or a specific payment of principal of or interest on any such Euro Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Euro Government Obligation or the specific payment of principal of or interest on the Euro Government Obligation evidenced by such depository receipt.

"Event of Default" has the meaning specified in Section 501.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

"Exchange Notes" means (i) the 9 3/4% Senior Notes due 2009 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement and
(ii) Additional Notes, if any, issued in the form of 9 3/4% Senior Notes due 2009 to be issued in a registered security offering or in a registered exchange offer, in each case containing terms substantially identical to the Initial Notes (except that (x) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and
(y) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated).

"Exchange Offer" means the offer by the Company to the Holders of the Notes to exchange all of the Initial Notes for Exchange Notes or Private Exchange Notes, as provided for in the Registration Rights Agreement, including any offer by the Company to the Holders of Additional Notes, if any, to exchange such Additional Notes for Exchange Notes or Private Exchange Notes.

"Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

"fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

"Financing Subsidiary" has the meaning specified in Section 1013 of this Indenture.

"Foreign Subsidiary" means a Restricted Subsidiary that is incorporated or formed in a jurisdiction other than the United States or a State thereof or the District of Columbia.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

"Global Note" has the meaning specified in Section 201 of this Indenture.

"Guarantee" means any guarantee of the Notes by a Guarantor.

"Guarantor" means each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

"Holder" means a Person in whose name a Note is registered in the Security Register.

"IAI Global Note" has the meaning specified in Section 201.

"Indebtedness" means with respect to any Person, without duplication:

     (1) all indebtedness of such Person for borrowed money;

     (2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all Capitalized Lease Obligations of such Person;

     (4) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement (but excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days);

     (5) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit supporting obligations not for money borrowed entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit);

     (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

     (7) all indebtedness of any other Person of the type referred to in clauses
(1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the indebtedness so secured;

     (8) all indebtedness under currency agreements and interest swap agreements of such Person; and

     (9) all Disqualified Capital Stock issued by such Person or any Preferred Stock of any Restricted Subsidiary of such Person ("Subsidiary Preferred Stock") with the amount of Indebtedness represented by such Disqualified Capital Stock or Subsidiary Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock or Subsidiary Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Subsidiary Preferred Stock as if such Disqualified Capital Stock or Subsidiary Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Subsidiary Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Subsidiary Preferred Stock.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof.

For purposes of determining compliance with Section 1007, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. Notwithstanding any other provision of Section 1007, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to Section 1007 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

"Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

"Independent Financial Advisor" means a firm: (1) which is not an Affiliate of the Company; and (2) which, in the judgment of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

"Initial Notes" means (i) the 9 3/4% Senior Notes due 2009 of the Company and

(ii) Additional Notes, if any, issued in the form of 9 3/4% Senior Notes due 2009 issued in one or more transactions exempt from the registration requirements of the Securities Act.

"Initial Purchasers" means Deutsche Banc Alex. Brown, Inc., J.P. Morgan Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., ABN AMRO Incorporated, Banc One Capital Markets, Inc., Fleet Securities, Inc., PNC Capital Markets, Inc., RBC Dominion Securities Corporation and UBS Warburg LLC.

"interest" means, in respect of the Notes, the sum of interest thereon and Additional Interest, if any, on the Notes.

"Interest Payment Date" means January 15 and July 15 of each year, commencing July 15, 2002.

"Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

"Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee of Indebtedness) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person, or any keep-well agreement of any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. If the Company designates any of its Subsidiaries to be an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment on the date of such designation equal to the Designation Amount determined in accordance with the definition of "Unrestricted Subsidiary."

"Investment Grade Status", with respect to the Company, shall occur when the Notes have both (i) a rating of "BBB-" or higher from S&P and (ii) a rating of "Baa3" or higher from Moody's, and each such rating shall have been published by the applicable agency, in each case with no negative outlook.

"Investor Letter" has the meaning specified in Section 313.

"Issue Date" means January 17, 2002, the date of original issuance of the Notes.

"Judgment Currency" has the meaning set forth in Section 119 of this

Indenture.

"Legal Defeasance" has the meaning specified in Section 1202.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

"Make-Whole Premium" with respect to a Note means an amount equal to the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note to its final maturity date, computed using a discount rate equal to the Bund Rate, on such date plus 0.50%, over (b) the outstanding principal amount of such Note. For the avoidance of doubt, the Make-Whole Premium shall not be less than zero.

"Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

"Moody's" means Moody's Investors Service, Inc., and its successors.

"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

     (1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

     (2) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

     (3) repayment of Indebtedness and any accrued interest and premium that is secured by the property or assets that are the subject of such Asset Sale;

     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

     (5) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

"Net Proceeds Offer" has the meaning specified in Section 1009.

"Net Proceeds Offer Amount" has the meaning specified in Section 1009.

"Net Proceeds Offer Payment Date" has the meaning specified in Section 1009.

"Net Proceeds Offer Trigger Date" has the meaning specified in Section 1009.

"Notes" means, collectively, the Initial Notes, the Exchange Notes and the Private Exchange Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

"Officers' Certificate" means, with respect to any Person, a certificate signed by the chief executive officer, the president or any vice president and the chief financial officer, the treasurer, any assistant treasurer or the controller of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel, who may be an officer, counsel or employee of the Company, and who shall be reasonably acceptable to the Trustee.

"Outstanding", when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Twelve; and

     (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by
Section 313 of the Trust Indenture Act, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

"Pari Passu Indebtedness" means any Indebtedness of the Company that is not subordinated to the Notes.

"Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Notes on behalf of the Company.

"Permitted Indebtedness" means, without duplication, each of the following:

     (1) (x) Indebtedness under the Notes (other than Additional Notes) and any Guarantees required by this Indenture and (y) Indebtedness under the Senior Dollar Notes issued on the Issue Date and any guarantees required by the Senior Dollar Notes Indenture;

     (2) Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business (including, without limitation, in connection with the Turnaround Program) so long as the proceeds thereof are not used, directly or indirectly, to finance an Asset Acquisition or to make a Restricted Payment (other than a Permitted Investment) or to effect a Refinancing of Indebtedness or Capital Stock (other than Refinancing Indebtedness incurred to Refinance any Indebtedness originally permitted to be incurred under this clause
(2)); provided, however, that Indebtedness incurred under this clause (2) (including Guarantees thereof) by Domestic Insignificant Subsidiaries shall not exceed $100.0 million outstanding at any time in the aggregate for all Domestic Insignificant Subsidiaries;

     (3) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $7.0 billion (such amount to be reduced (but not increased) to the amount of the aggregate commitments and loans under the first Refinancing of the Credit Agreement after the Issue Date), less the sum of all principal payments of such Indebtedness with the proceeds of Asset Sales (other than the sale or liquidation of receivables) (but in no event reduced below $4.75 billion);

     (4) other Indebtedness of the Company and its Restricted Subsidiaries (other than the Credit Agreement) outstanding on the Issue Date;

     (5) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company or its Restricted Subsidiaries from fluctuations in interest rates on outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (6) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (7) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above); provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (8) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company and subject to no Lien (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above); provided that if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

     (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

     (10) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self- insurance or similar obligations, and operating leases, trade contracts and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

     (11) Indebtedness Incurred in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings or a Restricted Subsidiary whose principal assets are the receivables, leases or other assets that are the subject of the Qualified Receivables Transaction);

     (12) any guarantee by the Company or a Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary so long as the incurrence of such Indebtedness would otherwise be permitted to be incurred under this Indenture and such guarantee is otherwise not prohibited by this Indenture and Section 1013(a), to the extent applicable to such guarantee, is complied with;

     (13) Indebtedness arising from guarantees of Indebtedness of the Company or any Restricted Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, or other guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets, Subsidiary or Capital Stock of a Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

     (14) the issuance of shares of Disqualified Capital Stock by the Company to a Restricted Subsidiary of the Company; provided, however, that (a) any subsequent issuance or transfer that results in any such Disqualified Capital Stock being held by a Person other than a Restricted Subsidiary thereof and (b) any sale or other transfer of any such Disqualified Capital Stock to a Person that is not a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such Disqualified Capital Stock by the Company that was not permitted by this clause (14);

     (15) obligations incurred in the ordinary course of business and not for money borrowed (for example, repurchase agreements) to purchase securities or other property, if such obligations arise out of or in connection with the sale of the same or similar securities or properties;

     (16) obligations to deliver goods or services in consideration of advance payments therefor;

     (17) Indebtedness consisting of take-or-pay obligations contained in supply contracts entered into in the ordinary course of business;

     (18) Refinancing Indebtedness; and

     (19) additional Indebtedness of the Company and its Restricted Subsidiaries (other than Domestic Insignificant Subsidiaries) in an aggregate principal amount not to exceed $75.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

For purposes of determining compliance with Section 1007 of this Indenture, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 1007(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with
Section 1007. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause, and in part under any one or more of the clauses listed above, or to
Section 1007(a) provided that the Company would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or clauses, as the case may be, of Section 1007(a), as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount or other discounts or premiums, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Subsidiary Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Subsidiary Preferred Stock and any other changes in reported Indebtedness required by GAAP and other non-cash changes in Indebtedness due to fluctuations in interest rates, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Subsidiary Preferred Stock for purposes of Section 1007.

"Permitted Investments" means:

     (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

     (2) Investments in the Company by any Restricted Subsidiary of the Company;

     (3) Investments in cash in euros or U.S. dollars and Cash Equivalents or, to the extent determined by the Company or a Foreign Subsidiary in good faith to be necessary for local working capital requirements and operational requirements of the Foreign Subsidiaries, other cash and cash equivalents denominated in the currency of the jurisdiction of organization or place of business of such Foreign Subsidiary which are, in the case of Cash Equivalents, otherwise substantially similar to the items specified in the definition of "Cash Equivalents";

     (4) loans and advances to employees and officers of the Company and its Subsidiaries to purchase Capital Stock of the Company for bona fide business purposes;

     (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and not for speculative purposes and otherwise in compliance with this Indenture;

     (6) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed $75.0 million in any calendar year at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

     (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, work-out or insolvency of such trade creditors or customers or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with any sale or other transfer of assets, to the extent applicable, in compliance with Section 1009 hereof;

     (9) Permitted Joint Venture Investments;

     (10) receivables owing to the Company or any Restricted Subsidiary or other trade credit provided by the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (11) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (12) stock, obligations or securities received as security for, or in settlement of, debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

     (13) Investments relating to purchase or acquisition of products from vendors, manufacturers or suppliers in the ordinary course of business;

     (14) Investments owned by the Company and any Restricted Subsidiary as of the Issue Date, and any repayment of the ESOP Notes by the Company or any Restricted Subsidiary after the Issue Date; and

     (15) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

"Permitted Joint Venture Investments" means any Investment (A) in a joint venture, partnership or other arrangement with a Person or Persons that are not Affiliates of the Company, to the extent necessary or desirable, as determined by the Company, to (x) facilitate, or as contemplated by, the Turnaround Program or (y) facilitate Qualified Receivables Transactions and (B) in Fuji Xerox Co., Limited.

"Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

"Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

"Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

"Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers or, if Additional Notes are issued by the Company, any other underwriters or initial purchasers in connection therewith to issue and deliver to such Person, in exchange for the Initial Notes held by such Person as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

"Private Exchange Notes" means the 9 3/4% Senior Notes due 2009, if any, bearing the Private Placement Legend that may be issued pursuant to a Registration Rights Agreement to the Initial Purchasers or any other underwriters or initial purchasers in a Private Exchange.

"Private Placement Legend" means the legend set forth on the face of the

Notes in the form set forth on Exhibit A-1.

"Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

"QIB" has the meaning specified in Section 201.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

"Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries in order to monetize or otherwise finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts) (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, or other financial assets.

"Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

"Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness permitted by Section 1007 hereof (other than pursuant to clauses (2), (3), (5), (6), (7), (8), (9), (10),
(11), (13), (14), (15), (16), (17) or (19) of the definition of Permitted
Indebtedness), in each case that does not:

     (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

     (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

"Reference Date" has the meaning specified in Section 1008.

"Registration Rights Agreement" means (i) with respect to the Initial Notes issued on the Issue Date, the registration rights agreement, dated as of the Issue Date, among the Company and the Initial Purchasers and (ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related purchase agreement.

"Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

"Regulation S" has the meaning set forth in Section 201 of this Indenture.

"Regulation S Global Note" has the meaning set forth in Section 201 of this Indenture.

"Replacement Assets" has the meaning specified in Section 1009.

"Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Global Note" has the meaning set forth in Section 201 of this Indenture.

"Restricted Payments" has the meaning specified in Section 1008.

"Restricted Payments Basket" has the meaning specified in Section 1008.

"Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act.

"Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

"Reversion Date" has the meaning set forth in Section 1015 of this Indenture.

"Rule 144A" has the meaning set forth in Section 201 of this Indenture.

"S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

"Senior Dollars Notes" means the Company's $600,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2009 issued pursuant to the Senior Dollar Notes Indenture, and the registered exchange notes and/or private exchange notes to be issued in exchange for such notes pursuant to the terms of the Senior Dollar Notes Indenture and the Senior Dollar Notes Registration Rights Agreement.

"Senior Dollar Notes Indenture" means the Indenture, dated as of the Issue Date, among the Company and Wells Fargo Bank Minnesota, National Association, as trustee, pursuant to which the Senior Dollar Notes were issued, as the same may be amended, modified and supplemented from time to time.

"Senior Dollar Notes Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, among the Company and the Initial Purchasers relating to the Senior Dollar Notes.

"Senior Notes" means the Notes and the Senior Dollar Notes.

"Series B Convertible Preferred Stock" means the 10.0 million shares of Series B Convertible Preferred Stock of the Company issued to the Company's Employee Stock Ownership Plan Trust, as in effect on the Issue Date.

"Shelf Registration Statement" means a "Shelf Registration" as such term is defined in the Registration Rights Agreement.

"Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02 of Regulation S-X under the Exchange Act as such Regulation is in effect on the Issue Date.

"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

"Specified Redemption" has meaning set forth in Section 1101 of this Indenture.

"Specified Subsidiary" means any Subsidiary of the Company from time to time having a Consolidated Net Worth Amount of at least $100.0 million; provided, however, that each of Xerox Financial Services, Inc., Xerox Credit Corporation and any other corporation principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a "Specified Subsidiary" of the Company.

"spot rate of exchange" has the meaning specified in Section 119.

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

"Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Subordinated Indebtedness" means Indebtedness of the Company that is subordinated or junior in right of payment to the Notes.

"Subsidiary", with respect to any Person, means:

     (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

     (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

"Subsidiary Preferred Stock" has the meaning given to such term in the definition of "Indebtedness."

"Surviving Entity" has the meaning specified in Section 801(a).

"Suspended Covenants" means the covenants and provisions contained in Sections 1007, 1008, 1009, 1010 and 1011.

"Suspension Period" has the meaning specified in Section 1015 of the Indenture.

"Synthetic Purchase Agreement" shall mean any agreement pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any payment the amount of which is determined by reference to a derivative agreement that relates to the price or value at any time of any Capital Stock of the Company; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or any Subsidiary (or to their heirs or estates or successors or assigns) shall be deemed to be a Synthetic Purchase Agreement.

"Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

"Trustee" means the Person named as the Trustee in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

"Turnaround Program" means (i) arranging third party vendor financing for customers of the Company and its Subsidiaries, including the sale of finance receivables or financing assets (and related assets); (ii) the outsourcing of manufacturing activities, including the sale or other disposition of any related manufacturing assets; (iii) the exit from the SOHO business and charges and other costs related thereto to the extent incurred prior to the Issue Date; (iv) the optimization of the Company's research spending, including, without limitation, through the disposition of the Palo Alto Research Center, whether as an outright sale, joint venture or otherwise; and (v) to the extent not covered in clause (i), (ii), (iii) or (iv) above, charges relating to cost reduction initiatives or measures announced by the Company from time to time, including, without limitation, (a) reductions in workforce, (b) the closing or disposition, including by sale, termination of leases or otherwise, of or relating to the Company's or any of its Subsidiaries' manufacturing sites, offices and other real property, (c) deployment of, and transition to, a "distributor" model in the "Developing Markets Operations" or other markets where the Company's or its Subsidiaries' products or services, or any receivables relating to any thereof, would be sold or disposed of to third-party vendors or any other Person, (d) other dispositions of the Company's or any of its Subsidiaries' real, personal or intellectual property, assets or other rights relating thereto, and (e) any asset impairment relating to any of the foregoing initiatives or measures; in each case for any matter referred to in clauses (i) through (v) above as determined by the Company in good faith and as announced by the Company as part of its Turnaround Program.

"Unrestricted Subsidiary" of any Person means:

     (1) the Subsidiary to be so designated has total assets of $1,000 or less or any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

     (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

     (1) the Company certifies to the Trustee that such designation complies with Section 1008 hereof, including that the Company would be permitted to make, at the time of such designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 1008(a), in either case, in an amount (the "Designation Amount") equal to the fair market value of the Company's proportionate interest in such Subsidiary on such date; and

     (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if it contemporaneously becomes a Guarantor or:

     (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 1007 hereof; and

     (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

"Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

"Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 102. Rules of Construction.

Unless the context otherwise requires:

     (a) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

     (b) all terms used herein which are defined in the Trust Indenture Act or the rules and regulations of the Commission thereunder, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) references to any Article, Section or other subdivision in this Indenture, unless otherwise described, are references to an Article, Section or subdivision of this Indenture;

     (f) "or" is not exclusive; and

     (g) words used herein implying any gender shall apply to every gender.

SECTION 103. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1005) shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 104. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. In giving such opinion, such counsel may rely upon opinions of local counsel reasonably satisfactory to the Trustee. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 105. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 106. Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, to the attention of its Corporate Trust Department;

     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 107. Notice to Holders; Waiver.

Where this Indenture provides notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder when so mailed, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

So long as the Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, the Company will make publication of such notice to the Holders of the Notes in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg Wort) or, if such publication is not practicable, in one other leading daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions. For so long as the Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, a copy of all notices will be provided by the Company to the Luxembourg Stock Exchange.

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture, in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 113. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date, Change of Control Purchase Date or Net Proceeds Offer Payment Date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date, Change of Control Purchase Date or Net Proceeds Offer Payment Date; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date, Change of Control Purchase Date or Net Proceeds Offer Payment Date, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date, Change of Control Purchase Date or Net Proceeds Offer Payment Date, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

SECTION 115. Unclaimed Money; Prescription.

If money deposited with the Trustee or any applicable agent for the payment of principal of, premium, if any, or interest on the Notes remains unclaimed for two years, the Trustee and such Paying Agent shall return the money to the Company. After that, Holders entitled to the money must look to the Company for payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, this Indenture does not provide for any periods for the escheatment of the payment of principal of, premium, if any, or interest on the Notes.

SECTION 116. No Recourse Against Others.

No past, present or future director, officer, employee, promoter, adviser, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability, to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 117. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 118. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 119. Judgment Currency.

The euro is the sole currency of account and payment for all sums payable under the Notes. The Company agrees to indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made against the Company, for any euro amount due under the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than euro and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such Holder on the date of payment of such judgment or order is able to purchase euro with the amount of the Judgment Currency actually received by such Holder if such Holder had utilized such amount of Judgment Currency to purchase euro as promptly as practicable upon such Holder's receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, euro. This indemnity shall (i) constitute a separate and independent obligation from the other obligations of the Company,
(ii) give rise to a separate and independent cause of action, (iii) apply irrespective of any waiver granted by any Holder, and (iv) continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

                                   ARTICLE TWO

                                   NOTE FORMS

SECTION 201. Forms Generally.

The Notes shall be known as the "9 3/4% Senior Notes due 2009" of the Company. The Notes shall be treated as a single class for all purposes under this Indenture. The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or word processed or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes; provided, however, that if the Notes are listed on any securities exchange such manner as is permitted by the rules of such securities exchange.

Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

Notes offered and sold to "QIBs" (Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act ("Rule 144A") may be issued in the form of one or more permanent global notes ("Global Notes") substantially in the form set forth in Exhibit B hereto (each, a "Restricted Global Note") deposited with the Common Depositary, as custodian for the Depositary, and registered in the name of the Common Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, as custodian for the Depositary, as hereinafter provided.

Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the form of a single permanent Global Note substantially in the form set forth in Exhibit B hereto (the "Regulation S Global Note") deposited with the Common Depositary, as custodian for the Depositary, and registered in the name of the Common Depositary or its nominee for the accounts of the Euroclear System, as operated by Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. During or prior to the end of the "40-day restricted period" within the meaning of Rule 903(c) of Regulation S, beneficial interests in the Regulation S Global Note may only be held through Euroclear and Clearstream. Any resale or transfer of beneficial interests in the Regulation S Global Note shall be made only pursuant to Rule 144A or Regulation S or another exemption from the Registration requirements of the Securities Act, after delivery to the Company by the transferor, if required by the Company, of the opinions, certification or other information described in Section 313. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Common Depositary, as custodian for the Depositary, as herein provided.

Notes offered and sold by Holders to institutional investors that qualify as "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act will be in the form of a Global Note substantially in the form set forth in Exhibit B hereto, with such applicable legends as are required by Section 313(e) (the "IAI Global Notes") deposited with the Common Depositary, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the IAI Global Note may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, as custodian for the Depositary as hereinafter provided.

The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of the Clearstream shall be applicable to interests in the Global Notes that are held through participants through Euroclear or Clearstream.

                                  ARTICLE THREE

                                    THE NOTES

SECTION 301. Title and Terms.

The Trustee shall authenticate (i) Initial Notes to be authenticated and delivered under this Indenture on the Issue Date in an aggregate amount equal to
(euro)225,000,000, (ii) Exchange Notes or Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Notes not bearing the Private Placement Legend from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 306, 307, 801, 906, 1006, 1009 or
1108. The Trustee shall authenticate Additional Notes thereafter in unlimited amount for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (so long as permitted by this Indenture, including, without limitation, Section
1007). Any such Officers' Certificate shall also specify the date on which the original issue of Notes is to be authenticated and shall certify that such issuance will not be prohibited by Section 1007.

The Notes shall be known and designated as the "9 3/4% Senior Notes due 2009" of the Company. The Notes will mature on January 15, 2009. Interest on the Notes will accrue at the rate of 9 3/4% per annum and will be payable semiannually in cash on each January 15 and July 15, commencing on July 15, 2002, to the persons who are registered Holders at the close of business on the January 1 and July 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes shall be redeemable as provided in Article Eleven.

SECTION 302. Denominations.

The Notes shall be issuable only in registered form without coupons and only in denominations of (euro)1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by its chairman, any vice chairman, its president, a vice president, the treasurer or any assistant treasurer, under its corporate seal reproduced thereon and attested by its secretary or an assistant secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes to the Common Depositary.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of a Responsible Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

SECTION 304. Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, word processed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and the Trustee shall cancel and return, within three (3) Business Days, all such temporary Notes surrendered for cancellation. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 305. Registrar and Paying Agent.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as Security Registrar (the "Security Registrar") for the purpose of registering Notes and transfers of Notes as herein provided. The Security Registrar shall not be required to register transfers of Notes or to exchange Notes for a period beginning 15 days before the mailing of a notice of redemption of Notes and ending on the date of such mailing. The Security Registrar shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Company shall maintain an office or agency within the City and State of

New York and London, England where Notes may be presented for payment to the Paying Agent. The Company will at all times maintain a Paying Agent in Luxembourg as long as the Notes may be listed on the Luxembourg Stock Exchange. The Company may have one or more Co-Security Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Paying Agent or Co-Security Registrar not a party to this Indenture, which, following the effectiveness of a registration statement pursuant to the Registration Rights Agreement, shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. Initially, the Trustee will act as Paying Agent in The City of New York and Security Registrar. If the Company fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 606. The Company or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Security Registrar, Co-Security Registrar or transfer agent.

SECTION 306. Registration of Transfers and Exchanges.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

Furthermore, any Holder of the Restricted Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 303, 304, 801, 906, 1006, 1009 or 1108 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

None of the Company, the Trustee, the Depositary or the Common Depositary shall be liable for any delay by the Security Registrar in identifying the beneficial owners of the Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Security Registrar for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

SECTION 307. Mutilated, Destroyed, Lost and Stolen Notes.

     (a) If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     (b) Upon the issuance of any new Note under this Section 307, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     (c) Every new Note issued pursuant to this Section 307 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (d) The provisions of this Section 307 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 308. Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, at the Company's option, interest may be paid at the Trustee's Corporate Trust Office and a Paying Agent's corporate office in London, England or by check mailed to the registered address of Holders. Notwithstanding the foregoing, payment of (and premium, if any, on), interest on Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date.

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 308, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 309. Persons Deemed Owners.

Prior to the due presentment of a Note for registration of transfer, the Company the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 306 and 308) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 310. Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. Subject to the first sentence of this
Section 310, if the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 309, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

SECTION 311. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312. Book-Entry Provisions for Global Notes.

     (a) The Company shall execute and the Trustee shall, in accordance with this Section 312, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Common Depositary or its nominee, as custodian for the Depositary, for such Global Note or Global Notes,
(ii) shall be delivered such Common Depositary or pursuant to such Common Depositary's instructions and (iii) bear legends as required by Section 313(e).

Members of, or participants in the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary or its nominee, as custodian for the Depositary or under such Global Note, and the Common Depositary, as custodian for the Depositary, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and their Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

     (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 313. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Common Depositary, its successors or their respective nominees except that Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note only in the following circumstances: (x) the Depositary notifies the Company it is unwilling or unable to continue as clearing agency, (y) the Common Depositary notifies the Company that it is unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 120 days of such notice or
(z) an Event of Default has occurred and is continuing with respect to the Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and principal amount of authorized denominations.

     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of like tenor of authorized denominations.

     (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (f) Any Certificated Note delivered in exchange for an interest in the Restricted Global or Regulation S Global Note pursuant to paragraph (b) of this
Section 312 shall bear the Private Placement Legend if required by Section
313(e).

SECTION 313. Special Transfer Provisions.

Unless a Note is sold in connection with an effective registration statement under the Securities Act, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB:

          (i) the Security Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Note or
     (y) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the transferee has executed and delivered to the Company and the Trustee (with a copy to the Security Registrar) an institutional accredited investor transferee compliance letter (an "Investor Letter") substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby; and

          (ii) upon receipt by the Security Registrar of (x) the certificate in substantially the form of Exhibit C and any legal opinions and certifications required by clause (y) of paragraph (i) above and (y) instructions given in accordance with the procedures of the Depositary and the Security Registrar, (1) the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in which the transferor's beneficial interest is held in an amount equal to the principal amount of the beneficial interest in such IAI Global Note to be transferred or shall cancel any Certificated Note so transferred, and (2) the Security Registrar shall reflect on its books and records, if necessary, a corresponding increase in the principal amount of the IAI Global Note in which the transferee's beneficial interest will be held or, if it is determined by the Company that Certificated Notes must be issued, the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Certificated Notes of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Security Registrar shall only register the transfer if such transfer is being made by a proposed transferor who has delivered to the Company and the Trustee a certificate substantially in the form of Exhibit D hereto (with a copy to the Security Registrar), and the transferee must advise the Company and the Trustee in writing that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying registration provided by Rule 144A.

          (ii) if the proposed transferee is an Agent Member and the Note to be transferred consists of a Certificated Note, upon receipt by the Company, the Trustee and the Security Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the procedures of the Common Depositary, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Notes in an amount equal to the principal amount of the Certificated Note to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

     (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) any proposed transfer to any Non-U.S. Person of a Certificated Note or an interest in a Rule 144A Global Note may be made upon receipt by the Company and the Trustee (with a copy to the Security Registrar) of a certificate substantially in the form of Exhibit E hereto from the proposed transferor.

          (ii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Note, upon receipt by the Company, the Trustee and the Security Registrar of (A) the documents, if any, required by paragraph (i) and (B) instructions in accordance with the procedures of the Common Depositary, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Notes in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the procedures of the Common Depositary, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the Certificated Note or the Rule 144A Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Note, if any, so transferred or decrease the amount of the Rule 144A Global Notes.

     (d) Transfers between Unrestricted Global Notes. The following restrictions shall apply with respect to transfers between Unrestricted Global Notes:

          (i) if the proposed transferor is an Agent Member holding a beneficial interest in an Unrestricted Global Note, upon receipt by the Trustee of instructions in accordance with the procedures of the Common Depositary, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Unrestricted Global Note in which such transferor has a beneficial interest in an amount equal to the principal amount of the beneficial interest in such Unrestricted Global Note to be transferred; and

          (ii) if the proposed transferee is an Agent Member, upon receipt by the Trustee of instructions given in accordance with the procedures of the Common Depositary, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Unrestricted Global Note in which the transferee holds a beneficial interest in an amount equal to the principal amount of the beneficial interest in the other Unrestricted Global Note to be transferred, and the Security Registrar shall decrease the amount of the Unrestricted Global
     Note in which the transferor had a beneficial interest.

     (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing or subject to the restrictions covered by the Private Placement Legend, the transferred or replacement Notes shall not bear or be subject to the restrictions covered by the Private Placement Legend, unless the Company believes that such transferred or replacement Notes are or will be Restricted Securities, in which case, such Notes shall bear, or be subject to the restrictions covered by, the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing or subject to the Private Placement Legend, the Security Registrar shall deliver only Notes that bear or are subject to the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 313 exist, (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act. At the request of the Company or a Holder, the Security Registrar may deliver Notes that do not bear and are not subject to the Private Placement Legend if (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 313 exist or
(ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that neither such legend nor the related restriction on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 314. "CUSIP", "ISIN" and "Common Code" Numbers.

The Company in issuing the Notes shall use "CUSIP", "ISIN" or "Common Code" number(s) and the Trustee shall use the "CUSIP", "ISIN" or "Common Code" number(s), in each case, as applicable, in notices of redemption or exchange as a convenience to Holders; provided that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP", "ISIN" or "Common Code" number, as applicable, that appears on any Note, check, advice or payment or redemption notice, and any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP", "ISIN" and "Common Code" number(s), as applicable, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such number(s). The Company shall promptly notify the Trustee of any changes in "CUSIP", "ISIN" or "Common Code" numbers, as applicable.

SECTION 315. Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided, that such issuance shall be made in compliance with Section 1007; provided, however, that no Additional Notes may be issued unless the Additional Notes either (i) are part of the same "issue" as the Initial Notes for purposes of section 1271 through 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) have an issue price for purposes of section 1273 of the Code equal to the adjusted issue price of the Initial Notes, determined as of the issue date of the Additional Notes. The Initial Notes issued on the date of this Indenture, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers' Certificate, a copy of which shall be delivered to the Trustee, the following information:

     (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

     (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

     (3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto;

     (4) the "CUSIP", "ISIN" or "Common Code" number, as applicable, of such Additional Notes; and

     (5) whether such Additional Notes shall be transfer Restricted Securities (within the meaning set forth in Rule 144(a)(3) of the Securities Act) and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, substantially in the form as set forth in Exhibit B hereto.

SECTION 316. Deposit of Moneys; Payments.

Prior to 10:00 a.m. London time on each Interest Payment Date and on the Maturity Date or any other date a payment on the Notes is scheduled or required to be made, the Company shall have deposited with the Paying Agent in immediately available funds euro sufficient to make all cash payments due on such Interest Payment Date or the Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Common Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Certificated Notes shall be payable at the office of the Paying Agents or by check mailed to the registered address of Holders. The Paying Agents shall pay the Company any excess cash remaining on deposit after all payments have been made with respect to a given Interest Payment Date or the Maturity Date, as the case may be. All payments made hereunder shall be in euro.

SECTION 317. Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and except if the Company or any of their respective Affiliates is acting as Paying Agent, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the applicable Notes, as expressly provided for in this Indenture) as to all Outstanding Notes under this Indenture when:

     (1)  either:

          (a) all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the applicable Trustee for cancellation; or

          (b) all Notes not previously delivered to the applicable Trustee for cancellation have become due and payable within one year or as a result of a mailing of a notice of redemption and the Company has irrevocably deposited or caused to be deposited with the applicable Trustee euro, non-callable Euro Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not previously delivered to the applicable Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the applicable Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money.

Subject to the provisions of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. Events of Default.

"Event of Default", wherever used herein, means any one of the following events:

     (1) the failure to pay interest on any Notes or Senior Dollar Notes when the same becomes due and payable and the default continues for a continuous period of 30 days;

     (2) the failure to pay the principal on any Notes or Senior Dollar Notes, when such principal becomes due and payable, at maturity, upon redemption or other wise (including the failure to make a payment to purchase (x) Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer or (y) Senior Dollar Notes tendered pursuant to a "Change of Control Offer" or a "Net Proceeds Offer" (as each such term is defined under the Senior Dollar Notes Indenture);

     (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 90 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 801, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final Stated Maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time;

     (5) one or more judgments in an aggregate amount in excess of $50.0 million (excluding any amounts adequately covered by insurance from a solvent and unaffiliated insurance company) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 90 days after such judgment or judgments become final and non-appealable;

     (6) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

     (7) (A) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (E) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (7).

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default (other than an Event of Default specified in clause (6) or (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes under this Indenture may declare the principal of, and premium, if any, and accrued interest on all the Notes under this Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in Section 501(6) or 501(7) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (b) At any time after a declaration of acceleration with respect to the Notes as described in paragraph (a) above, the Holders of a majority in principal amount of the Notes under this Indenture may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

          (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

     (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the maturity thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 606;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company.

SECTION 507. Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee, for 60 days after its receipt of such notice, request and offer of reasonably satisfactory indemnity, has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note, of the principal of (and premium, if any, on) and (subject to Section 308) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 307(d), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and, subject to the provisions of
Section 507, every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

     (1) such direction shall not be in conflict with any rule of law or with this Indenture,

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

     (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of
Default:

     (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default or Event of Default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

SECTION 602. Certain Rights of Trustee.

Subject to the provisions of Sections 315(a) through 315(d) of the Trust Indenture Act:

     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at all reasonable times to examine the books, records and premises of the Company personally or by agent or attorney;

     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this

Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility of Form T-1 supplied or to be supplied to the Company are or will be, as the case may be, true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 604. Trustee May Hold Notes.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 605. Money Held in Trust.

Cash in euro or Euro Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any Euro Government Obligations received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 606. Compensation and Reimbursement.

The Company agrees:

     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance, administration or enforcement of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 606 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute indebtedness and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

SECTION 607. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 607, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

SECTION 608. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

     (b) The Trustee may resign at any time by giving at least 60 days prior written notice thereof to the Company addressed to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company addressed to the Company.

     (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 609. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and, thereupon, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Disclosure of Names and Addresses of Holders; Holders' List.

     (a) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

     (b) The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing no later than the record date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 702. Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 if required by Section 313(a) of the Trust Indenture Act.

                                  ARTICLE EIGHT

                      CONSOLIDATION, MERGER, SALE OF ASSETS

SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

     (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1) either:

          (a) the Company shall be the surviving or continuing corporation; or

          (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

               (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

               (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

          (2) if such transaction or series of related transactions occurs other than during a Suspension Period, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall either (x) be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
     Section 1007(a) hereof or (y) shall have a Consolidated Fixed Charge Coverage Ratio immediately after such transaction or series of related transactions equal to or greater than the Company's Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction or series of related transactions;

          (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien or Event of Default shall have occurred or be continuing; and

          (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

     (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     (c) Notwithstanding the foregoing, the Company need not comply with clause
(2) of paragraph (a) of this Section 801 in connection with (x) a sale assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries or (y) any merger of the Company with or into any Wholly Owned Restricted Subsidiary or (z) a merger by the Company with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction.

SECTION 802. Successor Substituted.

Upon any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction described in, and complying with the provisions of, Section 801 in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as the case may be, under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such, and the Company shall be discharged from all obligations and covenants under this Indenture and the Notes, provided that, in the case of a transfer by lease, the predecessor shall not be released from its obligations with respect to the payment of principal (premium, if any) and interest on the Notes.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another Person to the Company and complying with Article Eight of this Indenture; or

     (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

     (3) to add any additional Events of Default; or

     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

     (5) to cure any ambiguity, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make clear any other provisions with respect to matters or questions arising under this Indenture (including adding provisions requested by the Luxembourg Stock Exchange in order to list the Notes thereon); provided that such action shall not adversely affect the interests of the Holders in any material respect; or

     (6) to add Guarantors pursuant to Section 1013; or

     (7) to secure the Notes pursuant to the requirements of Section 1012 or otherwise; or

     (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

SECTION 902. Supplemental Indentures and Waivers With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture. However, no such supplemental indenture or waiver (including a waiver pursuant to Section 513) shall, without the consent of the Holder of each Outstanding Note affected thereby,

     (1) reduce the amount of Notes whose Holders must consent to an amendment;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

     (4) make any Notes payable in money other than that stated in the Notes;

     (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or

     (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or, after such Change of Control has occurred, modify any of the provisions or definitions with respect thereto; provided, that for purposes of this clause (6), a Change of Control shall not be deemed to have occurred upon the entering into or execution of any agreement or instrument notwithstanding that the consummation of the transactions contemplated by such agreement or instrument would result in a Change of Control as defined herein if such agreement or instrument expressly provides that it shall be a condition to closing thereunder that the Holders of the Notes shall have waived the Change of Control on or prior to such closing unless and until such condition is waived by the parties to such agreement or instrument or the Change of Control has actually occurred; or

     (7) modify or change any provision of this Indenture or the related definitions, in each case, affecting the ranking of the Notes in a manner which adversely affects the Holders.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 907. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Sections 901 and 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture; provided, however, that the Company shall not be required to give notice of any indenture supplemental hereto entered into solely for the purpose specified in Section 901(5) or (8), notice with respect to which shall be given by the Company when it is next required to give notice pursuant to this Section 907.

SECTION 908. Record Date.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and, if a record date is fixed, shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective with respect to such supplemental indenture, agreement or instrument or waiver which is entered into more than 120 days after such record date.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest.

The Company shall pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the relevant Paying Agent hold in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or such Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date.

SECTION 1002. Maintenance of Office or Agency.

The Company shall maintain, in the Borough of Manhattan in the City of New York, State of New York, in London, England and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee and the office of an agent of the Trustee located at c/o The Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Unless otherwise specified with respect to the Notes as contemplated by Section 301, the Company hereby designates as a place of payment for the Notes the office or agency of the Trustee, and initially appoints the Trustee as Paying Agent to receive all such presentations, surrenders, notices and demands. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency but shall not be required to give notice of such designation, rescission or change to the Holders.

SECTION 1003. Money for Note Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act. The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

SECTION 1004. Corporate Existence.

Subject to Article Eight hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights (charter and statutory), licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 1005. Statement by Officers as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an officers' certificate stating that in the course of the performance by the signer of its duties as an officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period and if any specifying such Default or Event of Default, its status and what action the Company is taking or proposed to take with respect thereto. The Company shall provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. For purposes of this Section 1005, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. The Company shall comply with Section 314(a)(4) of the Trust Indenture Act.

SECTION 1006. Purchase of Notes Upon a Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to (euro)1,000 and integral multiples thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest to the date of purchase.

     (b) Within 30 days following the date upon which the Change of Control occurred, the Company shall send, or cause the Trustee to send, by first class mail, a notice to each Holder, with a copy to the Trustee stating:

          (i) that a Change of Control has occurred and that such Holder has purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase;

          (ii) the repurchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as required by law) (the "Change of Control Payment Date");

          (iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased;

          (iv) that the Change of Control Offer is being made pursuant to this
     Section 1006 and that all Notes properly tendered into the Change of Control Offer and not withdrawn will be accepted for payment; and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

          (v) the purchase price (including the amount of accrued interest, if any) for each Note and the date on which the Change of Control Offer expires;

          (vi) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (vii) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (viii) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., London, England time, on the third Business Day prior to the Change of Control Payment Date and must complete the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note;

          (ix) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., London, England time, on the third Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (x) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note (euro)1,000 or integral multiples thereof; and

          (xi) a description of the circumstances and relevant facts regarding such Change of Control.

On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof in integral multiples of (euro)1,000 validly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof validly tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel and return the Notes purchased to the Company. Any monies remaining after the purchase of all Notes validly tendered pursuant to a Change of Control Offer shall be returned within three (3) Business Days by the Paying Agent to the Company. The Company shall publicly announce the results of the Change of Control Offer as soon as practicable following the Change of Control Payment Date.

          (c) The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 1006 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1006 the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1006 by virtue thereof.

SECTION 1007. Limitation on Incurrence of Additional Indebtedness.

     (a) The Company will not, and will not permit any of its Restricted

Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness), if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is (i) greater than 2.0 to 1.0 if such Indebtedness is incurred on or before January 15, 2004 or (ii) greater than 2.25 to 1.0 if such Indebtedness is incurred after January 15, 2004.

     (b) The Company will not, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company.

     (c) Notwithstanding clause (a) of this Section 1007, the Company will not permit any Domestic Insignificant Subsidiary, directly or indirectly, to incur any Indebtedness other than Indebtedness permitted to be incurred by such Domestic Insignificant Subsidiary under clauses (2), (4), (7), (9), (10), (16) and (18) (provided that in the case of clause (18) the Indebtedness being Refinanced is the Indebtedness of any Domestic Insignificant Subsidiary) of the definition of Permitted Indebtedness.

SECTION 1008. Limitation on Restricted Payments.

     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's or any Restricted Subsidiary's Capital Stock to holders of such Capital Stock in their capacity as such, other than dividends, payments or distributions payable to the Company or any Restricted Subsidiary of the Company (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, dividends or distributions payable to the other equity holders of such Restricted Subsidiary on a pro rata basis);

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (other than (x) in exchange for Qualified Capital Stock of the Company, (y) the redemption of Preferred Stock of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than the Convertible Trust Preferred Securities) at any scheduled final mandatory redemption date thereof as in effect on the Issue Date or (z) Capital Stock of a Restricted Subsidiary held by the Company or another Restricted Subsidiary) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or make any payments with respect to Synthetic Purchase Agreements;

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (4) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

          (i) a Default or an Event of Default shall have occurred and be continuing; or

          (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 1007; or

          (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to December 31, 2001 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Company) shall exceed the sum, without duplication (the "Restricted Payments Basket"), of:

               (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to December 31, 2001 and on or prior to the date the Restricted Payment occurs (the "Reference Date")(treating such period as a single accounting period); plus

               (w) 100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to December 31, 2001 and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

               (x) 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus

               (y) the amount by which Indebtedness of the Company (other than the Convertible Subordinated Debentures) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to December 31, 2001 of such Indebtedness for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

               (z) without duplication, the sum of:

                    (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to December 31, 2001 whether through interest payments, principal payments, dividends or other distributions or payments;

                    (2) the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                    (3) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of such Subsidiary;

          provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to December 31, 2001.

     (b) Notwithstanding the foregoing, the provisions set forth in the preceding paragraphs do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) the acquisition of any shares of Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness or Subsidiary Preferred Stock permitted to be issued pursuant to clause (2) of the definition of Permitted Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of Qualified Capital Stock of the Company or other Subordinated Indebtedness of the Company that is Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) other Subordinated Indebtedness of the Company that is Refinancing Indebtedness;

          (4) (x) the repurchase or other acquisition of shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock, from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Qualified Capital Stock or (y) the redemption or repayment of any outstanding de minimis Subordinated Indebtedness; provided that the aggregate amount paid under clauses (x) and (y) combined does not exceed $25.0 million since the Issue Date;

          (5) regularly scheduled or cumulative dividends or distributions on the Convertible Trust Preferred Securities or on any other trust preferred securities issued by a Restricted Subsidiary of the Company that is a special purpose finance vehicle of the Company to the extent otherwise permitted to be issued under this Indenture and such dividends or distributions are included in Consolidated Fixed Charges;

          (6) any repurchase of the Convertible Trust Preferred Securities upon the exercise by the holders thereof of any right to require such Restricted Subsidiary to purchase such securities through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of an issuance of, or solely in exchange for, either (x) junior subordinated debentures of the Company that are subordinated to the Notes pursuant to a written agreement that is, taken as a whole, no less restrictive to the holders of such junior subordinated debentures than the subordination terms of the junior subordinated debentures into which such Convertible Trust Preferred Securities are exchangeable and have a maturity (including pursuant to any sinking fund obligation, mandatory redemption or right of repurchase at the option of the holder or otherwise) no earlier that the final maturity of the Notes and that have the benefit of covenants that are, taken as a whole, no more restrictive than the covenants in this Indenture or (y) Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of Qualified Capital Stock of the Company;

          (7) regularly scheduled or cumulative dividends on the Company's Series B Convertible Preferred Stock to the extent such dividends are or were included in Consolidated Fixed Charges;

          (8) upon the occurrence of a Change of Control and after the completion of the offer to repurchase of the Notes as described under "Change of Control" above (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Indebtedness required under the terms of such Subordinated Indebtedness as a result of such Change of Control;

          (9) payments to holders of Capital Stock (or to the holders of Indebtedness or Disqualified Capital Stock that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

          (10) the payment of consideration by a Person other than the Company or a Subsidiary to equity holders of the Company;

          (11) any repurchase of the Convertible Subordinated Debentures upon exercise of the right of the holders to require the Company to purchase such securities on April 21, 2003;

          (12) the transactions with any Person (including any Affiliate of the Company) described in Section 1011(c)(1) and the funding of any obligations in connection therewith; and

          (13) other Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments pursuant to this clause
     (13), does not exceed $35.0 million.

     (c) In determining the aggregate amount of Restricted Payments made subsequent to January 1, 2002 in accordance with clause (iii) of the second preceding paragraph, amounts expended pursuant to clauses (1) and (4) of the immediately preceding paragraph shall be included in such calculation. No issuance and sale of Qualified Capital Stock pursuant to clause (2) or (3) of the immediately preceding paragraph shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

SECTION 1009. Limitation on Asset Sales.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company or such Restricted Subsidiary);

          (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that the amount of any Pari Passu Indebtedness of the Company or any Indebtedness of a Restricted Subsidiary that is assumed by the transferee of any such assets shall be deemed to be cash for the purposes of this clause (2)); and

          (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

               (A) (i) to repurchase or otherwise acquire any Pari Passu Indebtedness pursuant to any exercise by the holders thereof of the right to require the issuer thereof to repurchase or acquire such Pari Passu Indebtedness prior to its scheduled maturity or scheduled repayment, (ii) to prepay, repay, repurchase, redeem, defease or otherwise acquire or retire for value, on or prior to any scheduled maturity, repayment or amortization that portion of Pari Passu Indebtedness of the Company to the extent that such Pari Passu Indebtedness has a stated maturity, scheduled repayment or amortization that has or will become due prior to the final stated maturity of the Notes, (iii) any Pari Passu Indebtedness under the Credit Agreement (other than Capital Markets Debt) or (iv) any Indebtedness of a Restricted Subsidiary; provided that, in each case under this clause (A), if such Pari Passu Indebtedness was borrowed under the revolving portion of any credit facility, then a permanent reduction in the availability under the revolving portion of such credit facility will be effected;

               (B) to make an Investment in or expenditures for properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including

          Capital Stock of any entity) that will be used in the business of the Company and its Subsidiaries or in businesses reasonably related thereto or to fund the cash portion of the Turnaround Program ("Replacement Assets"); and/or

               (C) a combination of prepayment and Investment permitted by the foregoing clauses (3)(A) and (3)(B);

     provided that, notwithstanding the preceding provisions of this paragraph
     (3), if the Company or any Restricted Subsidiary:

          (i) enters into any letter of intent, memorandum of understanding, agreement or other instrument (each, an "Asset Sale Agreement") after the Issue Date that contemplates one or more Asset Sales by the Company or such Restricted Subsidiary; and

          (ii) after the date of such Asset Sale Agreement and within 365 days immediately prior to the consummation of the Asset Sale(s) pursuant thereto, has applied any cash or Cash Equivalents (other than Net Cash Proceeds from any other Asset Sale) ("Applied Cash") in any manner permitted by clause 3(A), 3(B) or 3(C) of the preceding paragraph (other than any repayments of Indebtedness under the Revolving Credit Facility, dated as of October 22, 1997 as it existed on the Issue Date only), then the amount of Net Cash Proceeds relating to such Asset Sale(s) up to the amount of Applied Cash shall be deemed to have been applied by Company or such Restricted Subsidiary in accordance with the provisions of clause
     (3) above.

     (b) Pending the application of any Net Cash Proceeds required by this
Section 1009, the Company or such Restricted Subsidiary may temporarily reduce any short-term loans or any Indebtedness under the revolving portion of any credit facility, including, without limitation, under the Credit Agreement, and such temporary reductions shall not result in any permanent reduction in the availability under the revolving portion of such credit facility.

     (c) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of paragraph (a) (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in paragraphs (a)(3)(A), (a)(3)(B) and (a)(3)(C) above or deemed to have been applied pursuant to the proviso of paragraph (a) above (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders of Notes and Senior Dollar Notes (and holders of other Pari Passu Indebtedness of the Company to the extent required by the terms thereof) on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders of Notes and Senior Dollar Notes (and holders of other Pari Passu Indebtedness of the Company to the extent required by the terms thereof) on a pro rata basis, that amount of Notes and the Senior Dollar Notes (and other Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 1009.

     (d) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $75.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $75.0 million, shall be applied as required pursuant to this paragraph).

     (e) Notwithstanding paragraphs (a), (b) and (c) of this Section 1009, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

          (2) such Asset Sale is for fair market value; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of paragraphs (a), (b) and (c) of this Section 1009.

     (f) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 45 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee and the Paying Agent. The Net Proceeds Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by applicable law and until 5:00 p.m., London, England time, on the last day of the period (the "Net Proceeds Offer Payment Date"). The notice, which shall govern the terms of the Net Proceeds Offer, shall include such disclosures as are required by law and shall state:

          (i) that the Net Proceeds Offer is being made pursuant to this Section
     10.16 and that all Notes in integral multiples of (euro)1,000 validly tendered into the Net Proceeds Offer shall be accepted for payment; provided, however, that if the aggregate principal amount of Notes, Senior Dollar Notes and Pari Passu Indebtedness properly tendered in the Net Proceeds Offer exceeds the Net Proceeds Offer Amount, the Company shall select the Notes, Senior Dollar Notes and other Pari Passu Indebtedness will be purchased on a pro rata basis based upon the aggregate principal amount of such Notes, Senior Dollar Notes and other Pari Passu Indebtedness tendered; and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

          (ii) the purchase price (including the amount of accrued interest, if any) for each Note, the Net Proceeds Offer Payment Date and the date on which the Net Proceeds Offer expires;

          (iii) that any Note not tendered for payment shall continue to accrue interest in accordance with the terms thereof;

          (iv) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

          (v) that Holders electing to have Notes purchased pursuant to a Net Proceeds Offer shall be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., London, England time, on three (3) Business Days prior to the Net Proceeds Offer Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (vi) that any Holder of Notes shall be entitled to withdraw its election if the Paying Agent receives, not later than 5:00 p.m., London, England time, on three (3) Business Days prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) that Holders whose Notes are purchased only in part shall be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

          (viii) the instructions that Holders must follow in order to tender their Notes; and

          (ix) a description of the circumstances and relevant facts regarding such Asset Sale and Net Proceeds Offer.

On the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment (subject to pro ration as described in under Section 1009(c)) Notes or portions thereof in integral multiples of (euro)1,000 validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel and return the Notes purchased to the Company. Any monies remaining after the purchase of all Notes validly tendered pursuant to a Net Proceeds Offer shall be returned within three Business Days by the Paying Agent to the Company. The Company shall publicly announce the results of the Net Proceeds Offer as soon as practicable following the Net Proceeds Offer Payment Date.

     (g) After consummation of any Net Proceeds Offer, any Net Proceeds Offer Amount not applied to any such purchase may be used by the Company for any purpose permitted by the other provisions of this Indenture.

     (h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1009, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 1009 by virtue thereof.

SECTION 1010. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual, encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

     (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any Restricted Subsidiary;

     (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

     (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

          (a) applicable law, rules, regulations and/or orders;

          (b) this Indenture (including, without limitation, any Liens permitted by this Indenture) and the Senior Dollar Notes Indenture (including, without limitation, any lien permitted by such Senior Dollar Notes Indenture);

          (c) customary non-assignment provisions of any contract, or any lease or license governing a leasehold interest, of any Restricted Subsidiary of the Company;

          (d) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or any Subsidiary of such Person;

          (e) any agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined in the good faith judgment of the Company) in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the Issue Date;

          (f) the Credit Agreement;

          (g) Purchase Money Indebtedness incurred in compliance with Section 1007 hereof that impose restrictions of the nature described in clause (3) above on the property acquired;

          (h) any agreement relating to Indebtedness of a Restricted Subsidiary permitted to be incurred under Section 1007 hereof;

          (i) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;

          (j) any encumbrance or restriction existing under or by reason of contractual requirements in connection with a Qualified Receivables Transaction;

          (k) pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions pending consummation of the subject transaction;

          (l) in the case of clause (3) of this Section 1010, any encumbrance or restriction (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract, (b) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or (c) contained in security agreements securing Indebtedness of any Restricted Subsidiary to the extent permitted by this Indenture and such encumbrance or restrictions restrict the transfer of the property subject to such security agreements;

          (m) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (g), (h) or (j) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no more restrictive in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e), (g), (h) or (j) as determined by the Company; and

          (n) agreements or instruments, including, without limitation, joint venture agreements, entered into to facilitate the Turnaround Program or in connection with Permitted Joint Venture Investments.

SECTION 1011. Limitations on Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (c) of this Section 1011 and (y) Affiliate Transactions on terms that are no less favorable in any material respect than those that might reasonably have been obtained, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

     (b) Each Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $20.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

     (c) The foregoing paragraphs shall not apply to:

          (1) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement or any similar arrangement, payment of compensation and fees to, and indemnity provided on behalf of, any present or former employees, officers, directors or consultants, maintenance of benefit programs or arrangements for any present or former employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plan and similar plans, and loans and advances to any present or former employees, officers, directors, consultants and shareholders, in each case entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be;

          (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or any joint venture in which the Company has a Permitted Joint Venture Investment or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture;

          (3) any agreement, instrument or arrangement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined by the Company;

          (4) Permitted Investments and Restricted Payments permitted by this Indenture;

          (5) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company; and

          (6) any transactions with joint ventures described in the definition of Permitted Joint Venture Investments and transactions contemplated by or to facilitate the Turnaround Program.

SECTION 1012. Limitation on Liens.

     (a) The Company will not create or suffer to exist, or permit any of its Specified Subsidiaries to create or suffer to exist, any Lien, or any other type of preferential arrangement, upon or with respect to any of its properties (other than "margin stock" as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of its Specified Subsidiaries to assign, any right to receive income, in each case to secure any Indebtedness (other than Indebtedness described in clauses (5) and (8) of the definition of "Indebtedness" herein) without making effective provision whereby all of the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Specified Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be equally and ratably secured with the Indebtedness secured by such security (provided that any Lien created for the benefit of the Holders of the Notes pursuant to this sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in such provision becoming applicable, unless a Default or Event of Default shall then be continuing); provided, however, that the Company or its Specified Subsidiaries may create or suffer to exist any Lien or preferential arrangement of any kind in, of or upon any of the properties or assets of the Company or its Specified Subsidiaries to secure any Indebtedness in an aggregate amount at any time outstanding not greater than 20% of the Consolidated Net Worth of the Company; and provided, further, that the foregoing restrictions shall not apply to any of the following:

          (1) deposits, Liens or pledges arising in the ordinary course of business to enable the Company or any of its Specified Subsidiaries to exercise any privilege or license or to secure payments of workers' compensation or unemployment insurance, or to secure the performance of bids, tenders, leases contracts (other than for the payment of borrowed money) or statutory landlords' Liens or to secure public or statutory obligations or surety, stay or appeal bonds, or other similar deposits or pledges made in the ordinary course of business;

          (2) Liens imposed by law or other similar Liens, if arising in the ordinary course of business, such as mechanic's, materialman's, workman's, repairman's or carrier's liens, or deposits or pledges in the ordinary course of business to obtain the release of such Liens;

          (3) Liens arising out of judgments or awards against the Company or any of its Specified Subsidiaries in an aggregate amount not to exceed at any time outstanding under this clause (3) the greater of (a) 15% of the Consolidated Net Worth of the Company or (b) the minimum amount which, if subtracted from such Consolidated Net Worth, would reduce such Consolidated Net Worth below $3.2 billion and, in each case, with respect to which the Company or such Specified Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or Liens for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

          (4) Liens for taxes if such taxes are not delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or restrictions which do not in the aggregate materially detract from the value of the property so encumbered or restricted or materially impair their use in the operation of the business of the Company or any Specified Subsidiary owning such property;

          (5) Liens in favor of any government or department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or subcontracts thereunder;

          (6)  Liens existing on December 1, 1991;

          (7) purchase money Liens or security interests in property acquired or held by the Company or any Specified Subsidiary in the ordinary course of business to secure the purchase price thereof or Indebtedness incurred to finance the acquisition thereof;

          (8) Liens existing on property at the time of its acquisition;

          (9) the rights of Xerox Credit Corporation relating to a certain reserve account established pursuant to an operating agreement dated as of November 1, 1980, between the Company and Xerox Credit Corporation;

          (10) the replacement, extension or renewal of any of the foregoing;
     and

          (11) Liens on any assets of any Specified Subsidiary of up to $500.0 million incurred since December 1, 1991 in connection with the sale or assignment of assets of such Specified Subsidiary for cash where the proceeds are applied to repayment of Indebtedness of such Specified Subsidiary and/or invested by such Specified Subsidiary in assets which would be reflected as receivables on the balance sheet of such Specified Subsidiary.

     (b) In addition, if after the Issue Date any Capital Markets Debt of the Company or any Restricted Subsidiary becomes secured by a Lien pursuant to any provision similar to the covenant in the immediately preceding paragraph, then:

          (1) in the case of a Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on the same property as such Lien that is senior in priority to such Lien; and

          (2) in all other cases, the Notes are equally and ratably secured by a Lien on the same property as such Lien.

SECTION 1013. Subsidiary Guarantees.

     (a) If on or after the Issue Date:

          (1) any other Capital Market Debt of the Company is or becomes guaranteed by any Restricted Subsidiary of the Company; or

          (2) any one or more Wholly Owned Domestic Restricted Subsidiaries (singly or in the aggregate) would at the end of any fiscal quarter Section 1013 shall be limited to any Person that satisfies only the asset criteria set forth in clauses (1) and (2) of paragraph (w) of Rule 1.02 of Regulation S-X under the Exchange Act) (other than (i) Xerox Financial Services, Inc. and each of its Subsidiaries (other than Xerox Credit Corporation) for so long as its respective business is conducted in a manner similar to that on the Issue Date, (ii) Xerox Credit

     Corporation or any other Restricted Subsidiary of the Company, in each case so long as it is primarily a special purpose financing vehicle of the Company or its Restricted Subsidiaries (a "Financing Subsidiary") or any holding company whose principal asset is Capital Stock of a Financing Subsidiary or (iii) any Domestic Restricted Subsidiary so long as its primary asset is Capital Stock of one or more Foreign Subsidiaries and/or its primary asset is Indebtedness of one or more Foreign Subsidiaries or any combination of the foregoing), then the Company shall cause, in the case of (1), such Restricted Subsidiary that is guaranteeing Company Capital Markets Debt, and, in the case of (2), such Domestic Restricted Subsidiary(ies), to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Person shall fully and unconditionally guarantee all of the Company's obligations under the Notes and this Indenture, including the prompt payment in full when due of the principal of, premium on, if any, interest and, without duplication, Additional Interest, if any, on the Notes and all other amounts payable by the Company thereunder and hereunder, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on any overdue principal and any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes, such Guarantee to be more fully described in such supplemental indenture.

     (b) Any Guarantee executed pursuant to clause (1) of paragraph (a) above shall provide by its terms that such Guarantee shall be automatically and unconditionally released upon the release of the guarantee that resulted in such clause (1) becoming applicable (other than by reason of payment under such guarantee) so long as such Restricted Subsidiary is not at such time guaranteeing any other Capital Markets Debt of the Company and no Default or Event of Default is then continuing. In addition, any Guarantee executed pursuant either to clause (1) or clause (2) of paragraph (a) above shall provide by its terms that such Guarantee shall be automatically and unconditionally released upon: (i) the designation of the Restricted Subsidiary that gave such Guarantee as an Unrestricted Subsidiary in compliance with provisions of this Indenture or (ii) any transaction, including without limitation, any sale, exchange or transfer, to any Person not an Affiliate of the Company, of the Company's Capital Stock in, or all or substantially all the property of, such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture, and which results in the Restricted Subsidiary that gave such Guarantee ceasing to be a Subsidiary of the Company and, in the case of either clause (i) or clause (ii), such Restricted Subsidiary is released from all guarantees, if any, by it of other Capital Markets Debt of the Company.

     (c) In addition to the foregoing, the Company shall have the right to cause any Restricted Subsidiary to execute a Guarantee in respect of the Company's obligations under the Notes, provided that such Restricted Subsidiary shall execute and deliver to the Trustees a supplemental indenture in a form reasonably satisfactory to the Trustees in respect of such Guarantee.

SECTION 1014. Reports to Holders.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders of Notes:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accounts; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the Commission's rules and regulations.

If and so long as the Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, copies of such reports shall also be available at the specified office of the Paying Agent and transfer agent in Luxembourg.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreements, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 1015. Suspension Period.

For purposes of this Article 10, during a Suspension Period, the Suspended Covenants will not apply. The remaining provisions and covenants of this Article 10 will continue to apply at all times so long as any Notes remain Outstanding.

"Suspension Period" means any period (a) beginning on the date that:

     (1) the Notes have Investment Grade Status, provided that prior to the assignment of the ratings contemplated by the definition of Investment Grade Status, the Company has advised Moody's and S&P that the Suspended Covenants will not apply during any Suspension Period;

     (2) no Default or Event of Default has occurred and is continuing; and

     (3) the Company has delivered an Officers' Certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied,

and (b) ending on the date (the "Reversion Date") that the Notes cease to have the applicable ratings from both Moody's and S&P specified in the definition of Investment Grade Status; provided that solely for the purpose of determining the Reversion Date, the Notes shall be deemed to have

Investment Grade Status if clause (i) or (ii) of the definition of Investment Grade Status are otherwise satisfied, notwithstanding that either Moody's and/or S&P announces a negative outlook with respect to the Notes.

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date and classified as permitted under clause (4) of the definition of Permitted Indebtedness.

For purposes of calculating the amount available to be made as Restricted Payments under Section 1008(a)(iii), calculations under such clause (a)(iii) will be made with reference to December 31, 2001 as set forth in such clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (13) of Section 1008(b) will reduce the amount available to be made as Restricted Payments under
Section 1008(a)(iii), provided, that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of cumulative Consolidated Net Income for the purpose of Section 1008(a)(iii)(v) being a loss, and (y) the items specified in subclause (v) through (z) of Section 1008(a)(iii) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under Section 1008(a)(iii). Any Restricted Payments made during the Suspension Period that (i) are of the type described in Section 1008(b)(4) or (ii) that would have been made pursuant to Section 1008(b)(13) if such Section were then applicable, shall reduce the amounts permitted to be incurred under such Section 1008(b)(4) or 1008(b)(13), as the case may be, on the Reversion Date.

For purposes of Section 1009, on the Reversion Date, the unutilized Net Proceeds Offer Amount will be reset to zero.

SECTION 1016. Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

SECTION 1101. Right of Redemption.

Except as set forth in this Section 1101, the Notes are not redeemable.

The Company may, at any time and from time to time, at its option, redeem the Outstanding Notes (in whole or in part) at a redemption price equal to 95.167% of the principal amount thereof, plus the original issue discount on such Notes that has accrued pursuant to Section 1272 of the Internal Revenue Code of 1986, as amended, to the applicable redemption date, plus accrued and unpaid interest on the Notes to the applicable redemption date, plus the applicable Make-Whole Premium (a "Specified Redemption"); provided that in the case of any such redemption in part, at least 50% of the original principal amount of the Notes remains outstanding after giving effect to such redemption. The Company shall give not less than 30 nor more than 60 days notice of such redemption.

SECTION 1102. Applicability of Article.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

SECTION 1104. Selection by Trustee of Notes to Be Redeemed.

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

     (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

     (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than (euro)1,000.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 1105. Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. So long as any Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, any such notice to the Holders of the relevant Notes shall also be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourg Wort).

All notices of redemption shall state:

     (1) the Redemption Date,

     (2) the Redemption Price,

     (3) if less than all Outstanding Notes are to be redeemed, the identification by "CUSIP," "ISIN" or "Common Code" Numbers, if any (and, in the case of a partial redemption, the principal amounts) and, as applicable, of the particular Notes to be redeemed,

     (4) if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed,

     (5) that on the Redemption Date, the Redemption Price (together with accrued interest to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

     (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, any Notes, or any portions thereof, to be redeemed on that date.

SECTION 1107. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption
Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Notes, or portions thereof, shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium and interest) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1108. Notes Redeemed in Part.

Any Note which is to be redeemed only in part pursuant to the provisions of this Article shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company's Option to Effect Legal Defeasance or Covenant
Defeasance.

The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202. Legal Defeasance and Discharge.

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, except for:

     (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust fund referred to below;

     (2) the Company's obligations with respect to Sections 304, 306, 307 and 1002;

     (3) the Trustee's rights, powers, trust, duties and immunities under Article Six and the Company's obligations in connection therewith; and

     (4) the provisions of Article Twelve of this Indenture.

SECTION 1203. Covenant Defeasance.

The Company may, at its option and at any time, elect to have the obligations of the Company released with respect to Sections 1006 through and including 1015 and Section 801(a)(2) ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, clauses (4) and (5) in Section 501 will no longer constitute Events of Default with respect to the Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1202 or
Section 1203:

In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in euros, non-callable Euro Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the redemption date, as the case may be;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

          (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

     (8) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit on the date of such deposit.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 1205. Deposited Money and Euro Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of Section 1003, all money and Euro Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euro Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Euro Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Twelve.

SECTION 1206. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205, and the Company shall execute all documents reasonably satisfactory to the Trustee evidencing such revival and reinstatement; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                           [Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and attested, all as of the day and year first above written.

XEROX CORPORATION


Attest: /S/ Martin S. Wagner              By /S/ Gregory B. Tayler
        -------------------                  ---------------------

       Name:  Martin S. Wagner               Name:  Gregory B. Tayler
       Title: Assistant Secretary            Title: Vice President and Treasurer

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION


                                         By /S/ Jane Y. Schweiger
                                            ---------------------
                                            Name:  Jane Y. Schweiger
                                            Title: Assistant Vice President

                                   EXHIBIT A-1

                       [Form of Private Placement Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO XEROX CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a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

                                   EXHIBIT A-2

                          [Form of Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF BT GLOBAL NET NOMINEES LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO BT GLOBAL NET NOMINEES LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO CUSTODIANS THEREOF OR THEIR NOMINEES OR TO A SUCCESSOR OF EUROCLEAR OR CLEARSTREAM OR SUCH SUCCESSORS'S NOMINEE OR TO CUSTODIANS OF SUCH SUCCESSOR OR NOMINEES THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                    EXHIBIT B

                                 [Form of Note]

(FACE OF NOTE)

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH (euro)1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS (euro)951.67; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS (euro)48.33; (3) THE ISSUE DATE IS JANUARY 17, 2002; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 10.75%.

                                            CUSIP No.: ISIN No.: Common Code:

                                            XEROX CORPORATION

                                            9 3/4% SENIOR NOTE DUE 2009

No.                                                         (euro)

Xerox Corporation, a New York corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of Euro on January 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon from January 17, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 of each year, commencing July 15, 2002, at the rate of 9 3/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. [The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.]/a/ Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any, on), interest on this Note will be made at the office or agency of the Company maintained for that purpose in (which initially will be the office of the Trustee maintained at c/o The Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, payment of interest in respect of Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

/a/ Delete if an Exchange Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                   XEROX CORPORATION


                                         By:
                                            Name:
                                            Title:

Attest:

Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, as Trustee


By:
Authorized Signatory

                                (REVERSE OF NOTE)

1. Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its 9 3/4% Senior Notes due 2009 (herein called the "Notes"), issued under an indenture (herein called the "Indenture") dated as of January 17, 2002, among the Company and Wells Fargo Bank Minnesota, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

[2. Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for 9 3/4% Senior Notes due 2009 of the Company in the form of Exchange Notes, which have been registered under the Securities Act, in like principal amount and having identical terms as the Notes (other than as set forth in this paragraph). The Holders of Notes shall be entitled to receive Additional Interest in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.]/a/

3. Redemption. Except as set forth in this paragraph, the Notes are not redeemable.

     (a) The Company may, at any time and from time to time, at its option, redeem the Outstanding Notes (in whole or in part) at a redemption price equal to 95.167% of

/a/ Delete if an Exchange Note.

the principal amount thereof, plus the original issue discount on such Notes that has accrued pursuant to Section 1272 of the Internal Revenue Code of 1986, as amended, to the applicable redemption date, plus accrued and unpaid interest on the Notes to the applicable redemption date, plus the applicable Make-Whole Premium (a "Specified Redemption"); provided that in the case of any such redemption in part, at least 50% of the original principal amount of the Notes remains outstanding after giving effect to such redemption. The Company shall give not less than 30 nor more than 60 days notice of such redemption.

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

          (1) in compliance with the requirements of the principle national securities exchange, if any, on which the Notes are listed; or,

          (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     (b) In the case of any redemption of Notes, interest installments whose

Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (c) In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

4. Offers to Purchase. Sections 1006 and 1009 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

5. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of and premium, if any, on all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

6. Defeasance. The Indenture contains provisions for defeasance at any time of
(a) the entire Indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

7. Amendment and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

8. Denominations, Transfers and Exchanges. The Notes are issuable only in registered form without coupons in denominations of(euro)1,000 and any integral multiple thereof.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company, maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

10. Unclaimed Money. If money deposited with the Trustee or any applicable agent for the payment of principal of, premium, if any, or interest on, the Notes remains unclaimed for two years, the Trustee and such paying agent shall return the money to the Company. After that, Holders entitled to the money must look to the Company for payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such paying agent shall cease. Other than as set forth in this paragraph and Section 115 of the Indenture, the Notes and the Indenture, respectively, do not provide for any periods for the escheatment of the payment of principal of, premium, if any, or interest on the Notes.

11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Xerox Corporation, 800 Long Ridge Road, Stamford, Connecticut 06904, Attention: Chief Financial Officer.

[In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.]/a/

/a/  Delete if an Exchange Note.

                                 ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

(Insert assignee's social security or tax ID number)

(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any Predecessor Note) or the last date on which the Company or any Affiliate of the Company was the owner of this Note (or any Predecessor
Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer

[Check One]

[ ]       (a)     this Note is being transferred in compliance with the
                  exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

[ ]       (b)     this Note is being transferred other than in accordance with
                  (a) above and documents, including a transferor certificate substantially in the form of Exhibit C, D or E to the Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.


Date:                            Your signature:

                                           (Sign exactly as your name appears
                                           on the other side of this Note)


                                           By:

                                              NOTICE:  To be executed by an
                                                       executive officer
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                                       By:

                                                NOTICE:  To be executed by an
                                                         executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 1006 or 1009 of the Indenture, check the appropriate box:

               Section 1006    [ ]             Section 1009    [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 1006 or 1009 of the Indenture, state the amount:

(euro)


Date:                            Your signature:

                                           (Sign exactly as your name appears
                                           on the other side of this Note)


                                           By:

                                               NOTICE:  To be executed by an
                                                        executive officer

Signature Guarantee:

                                    EXHIBIT C

                          Form of Investor Letter To Be
                     Delivered in Connection with Transfers
                  to Non-QIB Institutional Accredited Investors

              , 200

XEROX CORPORATION
800 Long Ridge Road
Stamford,  CT  06904

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN  55479

Ladies and Gentlemen:

In connection with our proposed purchase of (euro) aggregate principal amount of 9 3/4% Senior Notes due 2009 (the "Notes") of XEROX CORPORATION (the "Company"), we confirm that:

1. We understand that the Notes have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to (i) the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto), (ii) such later date, if any, as may be required by any subsequent change in applicable law and (iii) such later date as the Company may, pursuant to Section 313 of the Indenture, determine is required in order to comply with U.S. Federal or state securities laws or the securities laws of any other relevant jurisdiction (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Notes), (d) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing at least $250,000 of Notes that is purchasing for his or her own account or for the account of such an institutional accredited investor after delivery of an investor letter duly executed by such transferee or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (e) or (f) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company and the Trustee.

2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing at least $250,000 of Notes, purchasing for our own account or for the account of such an institutional accredited investor that is purchasing at least $250,000 of Notes, and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our Investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its Investment for an indefinite period.

3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

4. Each addressee is entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, (Name of Purchaser)


By:

Name: Title:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

                                    EXHIBIT D

                          Form of Transfer Certificate
                              for Transfer to a QIB

                , 200

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
Corporate Trust Sixth Street
and Marquette Avenue
MAC N9303-120
Minneapolis, MN  55479

Re:  Xerox Corporation
     9 3/4% Senior Notes due 2009 (the "Notes")

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of January 17, 2002 (the "Indenture") among Xerox Corporation (the "Company") and Wells Fargo Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to (euro)      aggregate principal amount of Notes
                              ----
which are evidenced by a [Regulation S Global Note (CUSIP/ISIN No.    ) and
                                                                   --
held with the Common Depositary, through Euroclear or Clearstream or both
(Common

Code ) in the name of/Certificated Note (CUSIP/ISIN No. ) held by] [insert name
                                                      --
of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Note to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Notes evidenced by a [Rule 144A Global Note/Certificated Note] of the same series and of like tenor as the Notes (CUSIP/ISIN No. ). The Transferor has informed such Person that he is
                     --
obtaining an interest in a Note that is subject to restrictions on transfer and that each subsequent transferee should be so informed.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

The Transferor further certifies that it is not an "affiliate" of the Company within the meaning of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                  [Insert Name of Transferor]


                                  By:

                                     Name:                 Title:

Dated:              , 200

                                    EXHIBIT E

                          Form of Transfer Certificate
                        for Transfer to a Non-U.S. Person

                , 200

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN  55479

Re:  XEROX CORPORATION
     9 3/4% Senior Notes Due 2009 (the "Notes")

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of January 17, 2002 (the "Indenture") among Xerox Corporation (the "Company") and Wells Fargo Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to (euro)     aggregate principal amount of Notes which are
                             ---
evidenced by a [Rule 144A Global Note (CUSIP/ISIN No. ) and held with the Common
                                                    --
Depositary, through Euroclear and Clearstream or both (Common Code) in the name of/Certificated Note (CUSIP/ISIN No. ) held by] [insert name of transferor] (the
                                   --
"Transferor"). The Transferor has requested a transfer of such Note to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Notes evidenced by a [Regulation S Global Note/Certificated Note] of
the same series and of like tenor as the Notes (CUSIP/ISIN No.    ).
                                                              ---

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

(1) the offer of the Notes was not made to a Person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a Designated Off-shore Securities Market and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]


By:

Name: Title:

Dated:                 , 200